EXHIBIT 10.26.1

AMENDMENT NO. ONE TO THE

ARTHUR J. GALLAGHER & CO.

1988 INCENTIVE STOCK OPTION PLAN

(Restated as of May 19, 1998)

WHEREAS, Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), maintains the Arthur J. Gallagher & Co. 1988 Incentive Stock Option Plan, as restated as of May 19, 1998 (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Company has reserved the power to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to allow the Compensation Committee, in its sole discretion, (i) to accelerate the period during which options granted under the Plan shall become exercisable, (ii) to provide that options granted under the Plan shall continue to become exercisable following a termination of employment with the Company and (iii) to extend the period during which options granted under the Plan shall remain exercisable following a termination of employment with the Company.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 18 of the Plan, the Plan is hereby amended as follows, effective as of the date hereof:

1. Section 9 of the Plan is hereby amended by adding the following at the end thereof:

The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) any or all outstanding options shall continue to become exercisable in part or in full following termination of an optionee’s employment with the Company or a subsidiary for any reason specified by the Committee and (iii) any or all outstanding options shall remain exercisable in part or in full following termination of an optionee’s employment with the Company or a subsidiary for any reason specified by the Committee.

2. The first sentence of Section 13 of the Plan is hereby amended to read as follows:

Except as may be otherwise expressly provided herein, or as may be otherwise provided by the Committee in its sole discretion on or after the date on which an option is granted hereunder, options shall terminate upon the earlier of the date of the expiration of such option or upon termination of the employment relationship between the Company or a subsidiary and the optionee for any reason other than death or disability as described below.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 19th day of January, 2005.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. Patrick Gallagher, Jr.
J. Patrick Gallagher, Jr. President

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